EXHIBIT 10.8

Amendment No. 1 to Share Purchase Agreement, dated as of November 2, 2026, between Biointra, Corp. and Silver Rock Group Ltd,

with Annex 1 (Registration Rights Agreement – Exhibit A to the Share Purchase Agreement) and Annex 2 (Form of Warrant to Purchase Class A Common Stock – Exhibit B to the Share Purchase Agreement)

Executed copy (scanned). The Share Purchase Agreement dated as of August 29, 2024 is filed as Exhibit 10.1.

This **AMENDMENT NO. 1 TO SHARE PURCHASE AGREEMENT** (this "**Amendment**") is made and entered into as of November 2nd, 2026 (the "**Amendment Date**"), by and between **BIOINTRA, CORP.**, a corporation incorporated under the laws of the State of Delaware, whose principal executive office is at 1041 N. Dupont Hwy #1029, Dover, Delaware 19901 (the "**Company**"), and **SILVER ROCK GROUP LTD**, a company formed under the laws of the British Virgin Islands, having its registered office at Sable Trust, Road Town, Tortola, British Virgin Islands (the "**Purchaser**" and, together with the Company, the "**Parties**").

RECITALS

WHEREAS, the Parties entered into that certain Share Purchase Agreement dated as of August 29, 2024 (the "**Agreement**"), pursuant to which the Purchaser committed to purchase Common Shares of the Company from time to time during the Investment Period upon the delivery of Draw Down Notices, upon the terms and subject to the conditions set forth therein;

WHEREAS, the Company has filed with the Commission a registration statement on Form 10 under the Exchange Act (File No. 001-43172), as amended by Amendment No. 1 thereto, to which the Agreement was filed as Exhibit 10.1, and has applied to list its Class A Common Stock on the Nasdaq Capital Market under the symbol "BCRP";

WHEREAS, the Company intends, following the Public Listing, to file with the Commission a registration statement on Form S-1 covering the resale by the Purchaser of the Commitment Shares, the Warrant Shares and the Shares issuable under Draw Downs (the "**Resale Registration Statement**"), and the Parties wish to conform the Agreement to the requirements and interpretations of the Commission and the Principal Market applicable to the Resale Registration Statement and to the Draw Downs;

WHEREAS, Section 2.01 of the Agreement refers both to an "Aggregate Limit" of U.S. $70,000,000 and to purchases of up to U.S. $350,000,000 of Common Shares, and the Parties wish to confirm that the Aggregate Limit is, and has at all times since the Effective Date been intended to be, U.S. $350,000,000;

WHEREAS, the Parties wish to make certain further amendments and clarifications to the Agreement, including to Sections 4.08, 4.12, 5.03 and 6.01 thereof, and to deliver the executed Registration Rights Agreement and the executed Warrant contemplated by Exhibits A and B to the Agreement; and

WHEREAS, Section 9.03 of the Agreement provides that no provision of the Agreement may be amended other than by a written instrument signed by both Parties.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I DEFINITIONS; INTERPRETATION

1.01 Defined Terms. Capitalized terms used but not defined in this Amendment have the meanings assigned to them in the Agreement.

1.02 Additional Definitions. Article I of the Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

"**Exchange Cap**" shall have the meaning assigned to such term in Section 6.03.

"**Listing Price**" shall mean (i) if the Public Listing occurs by means of an underwritten initial public offering, the public offering price per Common Share set forth on the cover of the final prospectus for such offering; (ii) if the Public Listing occurs by means of a direct listing or other listing without an underwritten offering, the official closing price per Common Share on the Principal Market on the Public Listing Date; and (iii) if the Public Listing occurs by means of a Reverse Merger Transaction, the official closing price per Common Share on the Principal Market on the first Trading Day following consummation of the Reverse Merger Transaction.

"**Registration Tranche Limit**" shall have the meaning assigned to such term in Section 2.01(c).

"**Stockholder Approval**" shall mean the approval by the stockholders of the Company, in accordance with the rules of the Principal Market and applicable law, of the issuance of Common Shares pursuant to this Agreement and the Warrant in excess of the Exchange Cap.

1.03 Deleted Definitions. The definitions of "Adjustment Date," "Current Trading Price", "Draw Down Pricing Period "and "Escrow" in Article I of the Agreement are hereby deleted, and all references in the Agreement to any such term are deleted.

1.04 Company Particulars. The blanks in the preamble to the Agreement are hereby completed so that the Company is identified as "Biointra, Corp., a corporation incorporated under the laws of the State of Delaware, whose principal executive office is at 1041 N. Dupont Hwy #1029, Dover, Delaware 19901." The references in Exhibits C, D, E and F to the Agreement to "February ___, 2024" are hereby corrected to read "August 29, 2024."

ARTICLE II AMENDMENTS TO THE AGREEMENT

2.01 Section 2.01 (Purchase and Sale of Shares). Section 2.01 of the Agreement is hereby deleted in its entirety and replaced with the following:

"2.01 Purchase and Sale of Shares.

(a) *Aggregate Limit.* Upon the terms and subject to the conditions of this Agreement, the Company shall issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, during the Investment Period (as defined in Section 7.01), such number of duly authorized, validly issued, fully paid , free trading and non-assessable Common Shares as shall have an aggregate purchase price of up to **U.S. $350,000,000** (the "**Aggregate Limit**"). Purchases and sales of Shares hereunder shall be made by the delivery to the Purchaser of Draw Down Notices as provided in Article VI hereof, each Draw Down Notice being for not more than one million dollars ($1,000,000) and otherwise subject to the Draw Down Limit set forth in Section 6.01(a). The aggregate purchase price of all Shares purchased pursuant to all Draw Downs under this Agreement shall not exceed the Aggregate Limit. For the avoidance of doubt, any reference in this Agreement or in any other Transaction Document to an Aggregate Limit of U.S. $70,000,000 is of no force or effect, and the Parties confirm that the Aggregate Limit has been U.S. $350,000,000 since the Effective Date.

(b) *Warrant Shares.* In addition to the Shares purchased under Draw Downs, the Company shall issue to the Purchaser the Warrant and the Warrant Shares in accordance with Section 4.12(b). The Warrant Shares shall not reduce, and shall not count against, the Aggregate Limit.

(c) *Registration in Tranches; Registration Tranche Limit.* The Parties acknowledge that the Commission may limit the number of Common Shares that may be registered for resale on behalf of the Purchaser in any single registration statement, and that the Principal Market limits the number of Common Shares that may be issued at a discount to market without Stockholder Approval. Accordingly, notwithstanding anything in this Agreement or the Registration Rights Agreement to the contrary:

(d) the number of Common Shares (comprising Shares issuable under Draw Downs, Warrant Shares and, to the extent not previously registered, Commitment Shares) registered for resale by the Purchaser under any single Registration Statement filed by the Company shall not exceed, as of the date such Registration Statement is first filed with the Commission, **29.99%** of the Common Shares then issued and outstanding (the "**Registration Tranche Limit**"), or such lower number as the Commission may require as a condition to declaring such Registration Statement effective;

(ii) when the Purchaser has resold, or the Company has issued to the Purchaser under Draw Downs, Common Shares representing at least seventy-five percent (75%) of the Common Shares registered under the then-effective Registration Statement, the Company shall, as promptly as practicable and in any event within thirty (30) calendar days after the Purchaser's written request, prepare and file with the Commission an additional Registration Statement, subject to the Registration Tranche Limit then applicable, covering the resale by the Purchaser of additional Shares issuable under Draw Downs, and shall use its reasonable best efforts to cause each such additional Registration Statement to be declared effective by the Commission as promptly as practicable after filing, and the Parties shall repeat this process until Shares having an aggregate purchase price equal to the Aggregate Limit have been registered and sold or the Investment Period has expired;

(iii) the Company shall not be in breach of this Agreement or the Registration Rights Agreement by reason of its compliance with the Registration Tranche Limit or with any limitation on the number of Common Shares that may be registered imposed by the Commission, and the Purchaser's obligation to accept any Draw Down shall extend only to Shares that are, at the time of the applicable Draw Down Notice, covered by an effective Registration Statement and a current Prospectus; and

(iv) the Investment Period shall be tolled, and shall not run, during any period in which no Registration Statement covering Shares issuable under Draw Downs is effective by reason of the Registration Tranche Limit, provided that the Company is diligently pursuing the filing and effectiveness of an additional Registration Statement in accordance with clause (ii)."

2.02 Section 4.08 (Other Agreements and Other Financings). Section 4.08 of the Agreement, including subsections (a) and (b) thereof and the definition of "Alternate Transaction," is hereby deleted in its entirety and replaced with the following:

"4.08 Other Financings; Non-Exclusivity. This Agreement is non-exclusive. Nothing in this Agreement or in any other Transaction Document shall restrict, limit or condition the right of the Company or any Subsidiary, at any time during or after the Investment Period, to offer, issue or sell any Common Shares or other securities, at-the-market offering, private placement, public offering, convertible or other financing, or to issue options, warrants or other rights, in each case on such terms and with such counterparties as the Company may determine in its sole discretion, and the Company shall have no obligation to notify the Purchaser of, or to offer the Purchaser any right of first refusal, right of participation, most-favored-nation treatment or consent right with respect to, any such transaction. The Company shall not, however, enter into any agreement (such as another equity line or identical financing), the terms of which would prohibit the Company from performing its obligations under this Agreement or any other Transaction Document."

2.03 Section 4.12(b) (Warrant). Section 4.12(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

"(b) On the Public Listing Date, the Company shall execute and deliver to the Purchaser a warrant, in the form of Exhibit B hereto (the "**Warrant**"), granting the Purchaser the right to purchase, upon the terms set forth therein, a number of Common Shares (the "**Warrant Shares**") equal to four percent (4%) of the total number of Common Shares outstanding immediately after the completion of the Public Listing, calculated on a fully diluted basis (that is, including all Common Shares of every class then outstanding, any Common Shares issued pursuant to any over-allotment option, and all Common Shares issuable upon the conversion, exchange or exercise of any thenoutstanding convertible, exchangeable or exercisable securities of the Company, but excluding the Warrant Shares themselves). The Warrant shall have a term expiring on the fifth (5th) anniversary of the Public Listing Date and an exercise price per Warrant Share (the "**Exercise Price**") equal to the lower of (i) U.S. $2.00 and (ii) one hundred ten percent (110%) of the Listing Price, in each case subject to proportionate adjustment for stock splits, stock dividends, combinations, reclassifications and similar events affecting the Common Shares occurring after the Public Listing Date as provided in the Warrant. The Exercise Price shall be fixed on the Public Listing Date and shall not thereafter be subject to any reset, ratchet or other adjustment by reference to the market price of the Common Shares. If the Company completes a Private Transaction, Section 4.13 shall apply in lieu of this Section 4.12(b). The number of Warrant Shares shall be set forth in the Warrant, and the Parties shall confirm such number in writing on or before the Public Listing Date by reference to the Company's stock ledger maintained by its transfer agent."

2.04 Section 5.03(j) and (k) (Opinion of Counsel; Comfort Letters). Subsections (k) of Section 5.03 of the

Agreement are hereby deleted in their entirety and each replaced with the words "[Intentionally omitted.]". The Purchaser acknowledges and agrees that the delivery of any, negative assurance or Rule 10b-5 statement, or of any "comfort letter" or other letter of the Company's independent registered public accounting firm, shall not be a condition to any Draw Down or Settlement Date, and that no such document shall be required under this Agreement or any other Transaction Document, except that the Company shall deliver to the Commission such consents of its independent registered public accounting firm and such opinions of counsel as are required to be filed as exhibits to the Registration Statement under the rules of the Commission.

2.05 Section 6.01(a) (Draw Down Limit). Section 6.01(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

"(a) The Company may, in its sole discretion, deliver a Draw Down Notice (as defined in Section 6.01(h) hereof) from time to time during the Investment Period. The number of Shares requested in any Draw Down Notice (the "**Draw Down Amount Requested**") shall not exceed the lesser of (i) one million dollars ($1,000,000) and (ii) two hundred percent (200%) of the average daily trading volume of the Common Shares on the Principal Market, measured in Common Shares, for the ten (10) Trading Days immediately preceding the Draw Down Exercise Date, calculated on a rolling basis (the lesser of (i) and (ii), the "**Draw Down Limit**"), However the final amount of the Draw Down Amount Requested for each Draw Down, shall be decided by mutual consent of both Parties, and shall in all cases be subject to Section 4.06 hereof. The purchase price per Share for each Draw Down (the "**Purchase Price**") shall be an amount equal to ninety percent (90%) of the lowest trading price of the Common Shares on the Principal Market during the ten (10) Trading Days immediately preceding the Draw Down Exercise Date, being a ten percent (10%) discount to such lowest trading price. The Draw Down Amount for each Draw Down shall equal the Draw Down Amount Requested multiplied by the Purchase Price."

2.06 Section 6.01(b) (No Price Adjustment; Market Risk). Section 6.01(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

"(b) The Purchase Price for each Draw Down shall be determined solely in accordance with Section 6.01(a) and shall be final and binding on the Parties upon delivery of the Shares to the Purchaser's brokerage account; (using the DVP (*delivery versus payment*) method).No adjustment, true-up, rebate, refund, credit, additional issuance of Shares or other settlement of any kind shall be made by either Party by reason of any difference between the Purchase Price and the market price of the Common Shares at the time of receipt of the Shares into the Purchaser's brokerage account or at any time thereafter. From and after the time of receipt of the Shares into the

Purchaser's brokerage account, the Purchaser shall bear all risk of any increase or decrease in the market price of the Common Shares. The Purchaser shall pay the Draw Down Amount for each Draw Down on the applicable Settlement Date by wire transfer of immediately available funds to the account designated by the Company in writing, and no escrow, holdback or deferral of any portion of the Draw Down Amount shall apply."

2.07 Section 6.01 (c). Section 6.01(c) of the Agreement is hereby deleted in its entirety and replaced with the following: "(c) the Company shall instruct the transfer agent to issue the Free Trading Shares to be purchased in each Draw Down; Further the Shares to be delivered (through DVP deliver versus payment) to the Purchaser, are to be delivered by DWAC not by physical certificates.

2.08 Section 6.01 (e) & (h). Section 6.01(e) & (h) of the Agreement is hereby deleted in its entirety

2.08 Section 6.01(i). Clause (ii) of Section 6.01(i) of the Agreement is hereby amended by deleting the words "to the Company's designated account by wire transfer of immediately available funds" and substituting the words "in accordance with Section 6.01(b)."

2.09 New Section 6.03 (Exchange Cap). Article VI of the Agreement is hereby amended by adding the following new Section 6.03 immediately after Section 6.02:

"6.03 Exchange Cap. Notwithstanding anything in this Agreement or the Warrant to the contrary, the Company shall not issue, and the Purchaser shall not be obligated to purchase or accept, any Shares or Warrant Shares if, after giving effect to such issuance, the aggregate number of Common Shares issued to the Purchaser under this Agreement and the Warrant (including the Commitment Shares) would exceed 19.99% of the Common Shares issued and outstanding immediately prior to the Public Listing (the "**Exchange Cap**"), unless and until Stockholder Approval has been obtained or the Principal Market has confirmed in writing that Stockholder Approval is not required. The Company shall use its reasonable best efforts to obtain Stockholder Approval on or before the Public Listing Date, including, to the extent permitted by applicable law and the rules of the Principal Market, by written consent of the holders of a majority of the voting power of the Company's outstanding capital stock, and shall make any filings with the Commission and any mailings to stockholders required in connection therewith. Any Draw Down Notice that would result in an issuance in excess of the Exchange Cap shall be reduced to the extent necessary to comply with this Section 6.03."

2.09 Section 2.03 (Required Filings). The Parties acknowledge that the Company filed notices on Form D with the Commission on January 24, 2025 and February 23, 2026 in respect of its offerings under Regulation D, which cover the issuance of the Commitment Shares to the Purchaser, and that the Company filed the Agreement as Exhibit 10.1 to Amendment No. 1 to its registration statement on Form 10. The Purchaser confirms that the obligations of the Company under the first three sentences of Section 2.03 of the Agreement have been satisfied, and that the obligation to file a Current Report under Section 2.03 is not applicable by reason of the prior filing of the Agreement with the Commission.

2.10 Section 9.11 (Publicity); Consent to Filings. Without amending Section 9.11 of the Agreement, the Purchaser hereby consents, for all purposes of Sections 4.16 and 9.11 of the Agreement, to (i) the filing by the Company with the Commission, as exhibits to the Company's registration statement on Form 10, the Resale Registration Statement and any amendment thereto, and to the Company's periodic and current reports under the Exchange Act, of the Agreement, this Amendment, the Registration Rights Agreement and the Warrant, in each case in their entirety and without redaction, and (ii) the description of the Purchaser, the Transaction Documents and the transactions contemplated thereby in the Resale Registration Statement and in the Company's other filings with the Commission and the Principal Market, in substantially the form furnished to the Purchaser prior to the Amendment Date, with such changes as the Company may reasonably determine to be necessary to respond to comments of the Commission or the Principal Market, provided that the Company shall furnish any such changed description relating to the Purchaser to the Purchaser for review in accordance with Section 4.16.

ARTICLE III EXHIBITS A AND B; DELIVERIES

3.01 Registration Rights Agreement. The Registration Rights Agreement in the form attached to this Amendment as **Annex 1**, executed by the Parties as of the Amendment Date, is hereby attached to, and constitutes, Exhibit A to the Agreement, and the placeholder page headed "Exhibit A — Form of Registration Rights Agreement — [See attached]" in the Agreement is replaced accordingly. The Parties acknowledge that the Registration Rights Agreement is being delivered on the Amendment Date in satisfaction of the condition set forth in Section 2.04 of the Agreement, and confirm that the Agreement became effective and binding on the Effective Date notwithstanding the later delivery of the Registration Rights Agreement.

3.02 Form of Warrant. The form of Warrant attached to this Amendment as **Annex 2** is hereby attached to, and constitutes, Exhibit B to the Agreement, and the placeholder page headed "Exhibit B — Form of Warrant — [See attached]" in the Agreement is replaced accordingly. The Company shall execute and deliver the Warrant to the Purchaser on the Public Listing Date in accordance with Section 4.12(b) of the Agreement as amended by this Amendment.

3.03 Conformity. To the extent of any inconsistency between the Agreement as amended by this Amendment, on the one hand, and the Registration Rights Agreement or the Warrant, on the other hand, with respect to the Aggregate Limit, the Registration Tranche Limit, the Exchange Cap, the Draw Down Limit, the Purchase Price, the Exercise Price or the number of Warrant Shares, the Agreement as amended by this Amendment shall control, and the Parties shall execute such further amendments to the Registration Rights Agreement and the Warrant as may be necessary to conform them.

ARTICLE IV REPRESENTATIONS; MISCELLANEOUS

4.01 Representations. Each Party represents and warrants to the other that (i) it has the requisite power and authority to enter into and perform this Amendment; (ii) the execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate or other action on its part; and (iii) this Amendment constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

4.02 Effect of Amendment. Except as expressly amended by this Amendment, the Agreement remains in full force and effect in accordance with its terms and is hereby ratified and confirmed. From and after the Amendment Date, each reference in the Agreement to "this Agreement," "hereof," "herein" or words of like import, and each reference to the Agreement in any other Transaction Document, shall mean and be a reference to the Agreement as amended by this Amendment. This Amendment is a Transaction Document.

4.03 No Waiver. Nothing in this Amendment constitutes a waiver of any right or remedy of either Party under the Agreement, except as expressly set forth herein.

4.04 Governing Law; Disputes. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions thereof other than Section 5-1401 of the New York General Obligations Law. Sections 9.02(b) and 9.08(b) of the Agreement (arbitration and waiver of jury trial) apply to this Amendment as if set forth herein.

4.05 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one instrument. Signatures delivered by electronic transmission (including in .pdf format or by means of a recognized electronic signature platform) shall be effective as original signatures.

4.06 Headings. The headings in this Amendment are for convenience only and shall not affect its interpretation.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to Share Purchase Agreement to be duly executed by their respective authorized officers as of the Amendment Date.

BIOINTRA, CORP.

By: ______________________

Name: Raúl Lahud Quiroz

Title: Chairman, President and Chief Executive Officer

Date:

SILVER ROCK GROUP LTD

By: ______________________

Name: Ezzat Jallad

Title: Director

Date: November 2, 2026

ANNEX 1

REGISTRATION RIGHTS AGREEMENT

(Exhibit A to the Share Purchase Agreement)

[Executed Registration Rights Agreement to be attached at signing.]

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into (in connection with the Share Purchase Agreement) as of August 29th, 2024, by and among BIOINTRA Corp. a corporation incorporated under the laws of the State of Delaware whose registered office is at  1041 N DUPONT HWY #1029 DOVER, DE 1990 USA (the “Company”); SILVER ROCK GROUP, formed under the laws of BVI having British Virgin Islands having its registered office at Sable Trust , road Town, Tortola, 13v1 (the “Holder”); and together with the Company and Purchaser, the “Parties”).

1. Definitions

As used in this Agreement, the following terms shall have the meanings set forth below:

1.1 “Affiliate”

Shall mean any entity controlling, controlled by, or under common control with a Holder.

1.2 “Commission” or “SEC”

Shall mean the U.S. Securities and Exchange Commission.

1.3 “Class A Common Stock”

Shall mean shares of the Company’s Class A common stock

1.4 “Exchange Act”

Shall mean the Securities Exchange Act of 1934, as amended.

1.5 “Registrable Securities”

Shall mean (i) shares of Class A Common Stock issuable pursuant to the Share Purchase Agreement / ELOC (ii) shares of Class A Common Stock held by Holder, (iii) shares issuable upon the exercise of warrants, including those exercised on a cashless basis, and (iii) any securities issued in respect thereof as a result of stock splits, stock dividends, or similar transactions.

1.6 “Registration Statement”

Shall mean a registration statement filed with the SEC to register the resale of Registrable Securities under the Securities Act.

1.7 “Securities Act”

Shall mean the Securities Act of 1933, as amended.

2. Registration Rights

2.1  Registration

The Company shall file a Registration Statement as soon as possible (such as S1) that will register the “Registrable Securities” as per section 1.6

2.2 Shelf Registration

(a) Continuous Availability: The Company shall use commercially reasonable efforts to maintain an effective Registration Statement covering the resale of the “Registrable Securities”.

3. Registration Procedures

The Company agrees to use commercially reasonable efforts to:

1.Include the “Registrable Securities” as per section 1.6

in its Registration Statement

2.Maintain effectiveness of such Registration Statement.

3.Provide copies of the Prospectus to the Holders.

4.Notify Holders of material developments affecting the Registration Statement.

5.Provide necessary cooperation in the resale of Registrable Securities, including making executives available and providing customary legal opinions.

4.2 Delivery of Shares

The Company shall deliver the net number of shares electronically via DTC/DWAC/DRS within 2 business days after receiving a notice of cashless exercise of the warrants

4.3 No Fractional Shares

No fractional shares shall be issued upon cashless exercise. The Company shall round down to the nearest whole share or pay cash in lieu of fractional shares.

5. Indemnification

5.1 Indemnification by the Company

The Company shall indemnify each Holder for any losses, claims, damages, or liabilities arising out of:

1.Any material misstatement or omission in a Registration Statement.

2.Any violation of securities laws by the Company in connection with the registration process.

5.2 Indemnification by Holder

Each Holder shall indemnify the Company for any losses, claims, damages, or liabilities arising out of:

1.Any material misstatements or omissions made in written information provided by such Holder.

2.Any violations of securities laws by such Holder.

6. Miscellaneous

6.1 Assignment

The rights under this Agreement may be assigned by any Holder to any permitted transferee of Registrable Securities.

6.2 Governing Law

This Agreement shall be governed by the laws of the State of New York without regard to conflicts of laws principles.

6.4 Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

BIOINTRA Corp

By: _______________________

Name: Raul Seiji Lahud Hirasawa

Title: CEO

HOLDER:

SILVER ROCK GROUP, LTD

By: _______________________

Name: Ezzat Jallad

Title: Director

ANNEX 2

FORM OF WARRANT TO PURCHASE CLASS A COMMON STOCK

(Exhibit B to the Share Purchase Agreement)

[Form of Warrant to be attached at signing.]

NEITHER THIS SECURITY NOR THE SECURITIES AS TO WHICH THIS SECURITY MAY BE EXERCISED HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

CLASS A COMMON STOCK PURCHASE WARRANT

BIOINTRA Corp

Warrant Shares

Date of Issuance: (Issuance Date”)

This CLASS A COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received (in connection with the Share Purchase Agreement (as defined below) of even date) dated October 10th, 2024, Silver

Rock Group, Ltd (including any permitted and registered assigns, the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date of issuance hereof, to purchase from BIOINTRA Corp, a Delaware corporation (the “Company”), ___________shares of Class A Common Stock (the “Warrant Shares”) (whereby such number may be adjusted from time to time pursuant to the terms and conditions of this Warrant) at the Exercise Price per share calculated on a fully diluted basis, at an exercise price per Share equal to the lowest of $2 per share or 110% of the Listing Price (or Acquisition Price in the case of an M&A transaction) immediately after the completion of the Public Listing

Capitalized terms used in this Warrant shall have the meanings set forth in the Purchase Agreement unless otherwise defined in the body of this Warrant. For purposes of this Warrant, the term “Exercise Price” shall mean the lowest of $2 per share or 110% of the Listing Price (or Acquisition Price in the case of an M&A transaction) immediately after the completion of the Public Listing (including but not limited to cashless exercise), and the term “Exercise Period” shall mean the period commencing on the Issuance Date and ending on 5:00 p.m. eastern standard time on the five-year anniversary thereof.

1.EXERCISE OF WARRANT.

Mechanics of Exercise. Subject to the terms and conditions hereof, the rights represented by this Warrant may be exercised in whole or in part at any time or times during the Exercise Period by delivery of a written notice, in the form attached hereto as Exhibit I (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant

Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. On or before the second Trading Day (the “Warrant Share Delivery Date”) following the date on which the Holder sent the Exercise Notice to the Company or the Company’s transfer agent, and upon receipt by the Company of payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which all or a portion of this Warrant is being exercised (the “Aggregate Exercise Price” and together with the Exercise Notice, the “Exercise Delivery Documents”) in cash or by wire transfer of immediately available funds (or by cashless exercise, in which case there shall be no Aggregate Exercise Price provided), the Company shall (or direct its transfer agent to) issue and deliver by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Class A Common Stock to which the Holder is entitled pursuant to such exercise (or deliver such shares of Class A Common Stock in electronic format if requested by the Holder). Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. If this Warrant is submitted in connection with any exercise and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three business days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 6) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.

If the Company fails to cause its transfer agent to issue to the Holder the respective shares of Class A Common Stock by the respective Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise in Holder’s sole discretion in addition to all other rights and remedies at law, under this Warrant, or otherwise, and such failure shall also be deemed an event of default under the Note, a material breach under this Warrant, and a material breach under the Purchase Agreement.

(a)

If the Market Price of one share of Class A Common Stock is greater than the Exercise Price, then the Holder may elect to receive Warrant Shares pursuant to a cashless exercise, in lieu of a cash exercise, equal to the value of this Warrant determined in the manner described below (or of any portion thereof remaining unexercised) by surrender of this Warrant and an Exercise Notice, in which event the Company shall issue to Holder a number of Class A Common Stock computed using the following formula:

X = Y (A-B)

A

Where X =the number of Shares to be issued to Holder.

Y =the number of Warrant Shares that the Holder elects to purchase under this Warrant (at the date of such calculation).

A =the Market Price (at the date of such calculation).

B =Exercise Price (as adjusted to the date of such calculation).

(a)No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Warrant Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then-current fair market value of a Warrant Share by such fraction.

(b)Holder’s Exercise Limitations. Notwithstanding anything to the contrary contained herein, the Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 1 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Exercise Notice, the Holder (together with the Holder’s affiliates (the “Affiliates”), and any other Persons acting as a group together with the Holder or any of the calculation hereunder. The limitations contained in this paragraph shall apply to a successor holder of this Warrant respective Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Class A Common Stock beneficially owned by the Holder and Attribution Parties shall include the number of shares of Class A Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Class A Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Class A Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 1(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Holder is solely responsible for any schedules required to be filed in accordance therewith. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 1(c), in determining the number of outstanding shares of Class A Common Stock, a Holder may rely on the number of outstanding shares of Class A Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Class A Common Stock outstanding.

Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Class A Common Stock then outstanding. In any case, the number of outstanding shares of Class A Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Class A Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Class A Common Stock outstanding at the time of the

2.ADJUSTMENTS. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)Anti-Dilution Adjustments to Exercise Price. If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Class A Common Stock or securities (including but not limited to Class A Common Stock Equivalents) entitling any person or entity (for purposes of clarification, including but not limited to the Holder pursuant to (i) any other security of the Company currently held by Holder, (ii) any other security of the Company issued to Holder on or after the Issuance Date (including but not limited to the Note), or (iii) any other agreement entered into between the Company and Holder) to acquire shares of Class A Common Stock (upon conversion, exercise or otherwise), at an effective price per share less than the then Exercise Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Class A Common Stock or Class A Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, elimination of an applicable floor price for any reason in the future (including but not limited to the passage of time or satisfaction of certain condition(s)), reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled or potentially entitled to receive shares of Class A Common Stock at an effective price per share which is less than the Exercise Price at any time while such Class A Common Stock or Class A Common Stock Equivalents are in existence, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance (regardless of whether the Class A Common Stock or Class A Common Stock Equivalents are (i) subsequently redeemed or retired by the Company after the date of the Dilutive Issuance or (ii) actually converted or exercised at such Base Share Price), then the Exercise Price shall be reduced at the option of the Holder and only reduced to equal the Base Share Price, and the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment (for the avoidance of doubt, the aggregate Exercise Price prior to such adjustment is calculated as follows: the total number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment (without regard to the Beneficial Ownership Limitation) multiplied by the Exercise Price in effect immediately prior to such adjustment). By way of example, if E is the total number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment (without regard to the Beneficial Ownership Limitation), F is the Exercise Price in effect immediately prior to such adjustment, and G is the Base Share Price, the adjustment to the number of Warrant Shares can be expressed in the following formula: Total number of Warrant Shares after such Dilutive Issuance = the number obtained from dividing [E x F] by G. Such adjustment shall be made whenever such Class A Common Stock or Class A Common Stock Equivalents are issued, regardless of whether the Class A Common Stock or Class A Common Stock Equivalents

are (i) subsequently redeemed or retired by the Company after the date of the Dilutive Issuance or (ii) actually converted or exercised at such Base Share Price by the holder thereof (for the avoidance of doubt, the Holder may utilize the Base Share Price even if the Company did not actually issue shares of its Class A Common stock at the Base Share Price under the respective Class A Common stock Equivalents). The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Class A Common Stock or Class A Common Stock Equivalents subject to this Section 2(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice the “Dilutive Issuance Notice”). For purposes of clarification, regardless of whether (i) the Company provides a Dilutive Issuance Notice pursuant to this Section 2(b) upon the occurrence of any Dilutive Issuance or (ii) the Holder accurately refers to the number of Warrant Shares or Base Share Price in the Exercise Notice, the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price as well as the Base Share Price at all times on and after the date of such Dilutive Issuance.

(b)Subdivision or Combination of Class A Common Stock. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Class A Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Class A Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(c) shall become effective at the close of business on the date the subdivision or combination becomes effective. Each such adjustment of the Exercise Price shall be calculated to the nearest one-hundredth of a cent. Such adjustment shall be made successively whenever any event covered by this Section 2(c) shall occur.

3.FUNDAMENTAL TRANSACTIONS. If, at any time while this Warrant is outstanding, (i) the Company effects any merger of the Company with or into another entity and the Company is not the surviving entity (such surviving entity, the “Successor Entity”), (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or by another individual or entity, and approved by the Company) is completed pursuant to which holders of Class A Common Stock are permitted to tender or exchange their shares of Class A Common Stock for other securities, cash or property and the holders of at least 50% of the Class A Common Stock accept such offer, or (iv) the Company effects any reclassification of the Class A Common Stock or any compulsory share exchange pursuant to which the Class A Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Class A Common Stock) (in any such case, a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive the number of shares of Class A Common Stock of the Successor Entity or of the Company and any additional consideration (the “Alternate Consideration”) receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Class A Common Stock for which this Warrant is exercisable immediately prior to such event (disregarding any limitation on exercise contained herein solely for the purpose of such determination). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Class A Common Stock in such Fundamental Transaction, and, the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Class A Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any Successor Entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration.

4.NON-CIRCUMVENTION. The Company covenants and agrees that it will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Class A Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Class A Common Stock upon the exercise of this Warrant, and (iii) shall, for so long as this Warrant is outstanding, have authorized and reserved, free from preemptive rights, three

(3) times the number of shares of Class A Common Stock into which the Warrants are then exercisable into to provide for the exercise of the rights represented by this Warrant (without regard to any limitations on exercise).

5.WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, this Warrant, in and of itself, shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

6.REISSUANCE.

(a)Lost, Stolen or Mutilated Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company will, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

(b)Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant shall be of like tenor with this Warrant, and shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date.

7.TRANSFER. This Warrant shall be binding upon the Company and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Notwithstanding anything to the contrary herein, the rights, interests or obligations of the Company hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior signed written consent of the Holder, which consent may be withheld at the sole discretion of the Holder (any such assignment or transfer shall be null and void if the Company does not obtain the prior signed written consent of the Holder). This Warrant or any of the severable rights and obligations inuring to the benefit of or to be performed by Holder hereunder may be assigned by Holder to a third party, in whole or in part, without the need to obtain the Company’s consent thereto.

8.NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with the notice provisions contained in the Purchase Agreement. The Company shall provide the Holder with prompt written notice (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, the calculation of such adjustment and (ii) at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Class A Common Stock, (B) with respect to any grants, issuances or sales of any stock or other securities directly or indirectly convertible into or exercisable or exchangeable for shares of Class A Common Stock or other property, pro rata to the holders of shares of Class A Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

9.AMENDMENT AND WAIVER. The terms of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

10.GOVERNING LAW AND VENUE. This Warrant shall be governed by and construed in accordance with the laws of the State of Florida without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Warrant shall be brought only in the state courts located in Florida or federal courts located in Florida. The parties to this Warrant hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT ENTERED INTO IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY OR

THEREBY. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Warrant or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Warrant or any other transaction document entered into in connection with this Warrant by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

11.LEGAL COUNSEL OPINIONS. Upon the request of the Buyer from to time to time, the Company shall be responsible (at its cost) for promptly supplying to the Company’s transfer agent and the Buyer a customary legal opinion letter of its counsel (the “Legal Counsel Opinion”) to the effect that the resale of the Exercise Shares (as defined in the Securities Purchase Agreement) by the Buyer or its affiliates, successors and assigns is exempt from the registration requirements of the 1933 Act pursuant to Regulation A+ (provided the Company has a qualified Regulation A+ offering), Rule 144 (provided the requirements of Rule 144 are satisfied and provided the Exercise Shares are not then registered under the 1933 Act for resale pursuant to an effective registration statement) or other applicable exemption (provided the requirements of such other applicable exemption are satisfied). In addition, the Buyer may (at the Company’s cost) at any time secure its own legal counsel to issue the Legal Counsel Opinion, and the Company will instruct its transfer agent to accept such opinion. The Company hereby agrees that it may never take the position that it is a “shell company” in connection with its obligations under this Agreement or otherwise.

12.ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

13.CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)“Closing Sale Price” means, for any security as of any date, (i) the last closing trade price for such security on the Principal Market, or other similar quotation service provider designated by the Holder, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00 p.m., New York time, or other similar quotation service provider designated by the Holder, or (ii) if the foregoing does not apply, the last trade price of such security in the over-the-counter market for such security or other similar quotation service provider designated by the Holder, or (iii) if no last trade price is reported for such security by other similar quotation service provider designated by the Holder, the average of the bid and ask prices of any market makers for such security as reported by other similar quotation service provider designated by the Holder. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(b)“Class A Common Stock” means the Company’s Class A Common stock, and any other class of securities into which such securities may hereafter be reclassified or changed.

(c)“Class A Common Stock Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Class A Common Stock, including without limitation any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Class A Common Stock.

(d)“Person” and “Persons” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

(e)“Principal Market” means the principal securities exchange or trading market where such Class A Common Stock is listed or quoted, including but not limited to any tier of the OTC Markets, any tier of the NASDAQ Stock Market (including NASDAQ Capital Market), or the NYSE American, or any successor to such markets.

(f)“Market Price” means the highest traded price of the Class A Common Stock during the one hundred and fifty Trading Days prior to the date of the respective Exercise Notice.

(g)“Trading Day” means any day on which the Class A Common Stock is listed or quoted on its Principal Market, provided, however,

that if the Class A Common Stock is not then listed or quoted on any Principal Market, then any calendar day.

* * * *

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the Issuance Date set forth above.

BIOINTRA Corp

     Name: Raul Seiji Lahud Hirasawa

   Title: CEO

EXHIBIT I

EXERCISE NOTICE

(To be executed by the registered holder to exercise this Class A Common Stock Purchase Warrant)

THE UNDERSIGNED holder hereby exercises the right to purchase         ____________of the shares of Class A Common Stock (“Warrant Shares”) of BIOINTRA Corp, a Delaware corporation (the “Company”), evidenced by the attached copy of the Class A Common Stock Purchase Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as (check one):

☐a cash exercise with respect to Warrant Shares; or

☐by cashless exercise pursuant to the Warrant.

2.Payment of Exercise Price. If cash exercise is selected above, the holder shall pay the applicable Aggregate Exercise Price in the sum of $ to the Company in accordance with the terms of the Warrant.

3.Delivery of Warrant Shares. The Company shall deliver to the holder Warrant Shares in accordance with the terms of the Warrant.

Date:

Silver Rock Group, Ltd

By:  Name: Ezzat Jallad

Title: Director